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                                                                    EXHIBIT 23.2

                    [letterhead of Tauber and Balser, P.C.]

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the inclusion in this Amendment No. 2 to the Registration Statement/Prospectus, on Form S-4, of our report dated April 7, 2000 on our audit of the consolidated financial statements of Halis, Inc. and subsidiaries as of December 31, 1999 and for the years ended December 31, 1999 and 1998. We also consent to the reference of our firm under the captions "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.
Atlanta, Georgia
February 7, 2001